                                                                   Exhibit 10.25

            AMENDMENT NUMBER 001 TO THE VIDEOTRON/LUCENT AGREEMENT
            ------------------------------------------------------

This Amendment Number 001 to the Videotron/Lucent Agreement ("Amendment") is made as of the 28th day of August, 1997.

AMONG:
                            VIDEOTRON TELECOM LTEE
                                  2155 PIE 1X
                               MONTREAL, QUEBEC
                                    H1V 2E4
                   (HEREINAFTER REFERRED TO AS "VIDEOTRON")

                                    - AND -

                        LUCENT TECHNOLOGIES CANADA INC.
                           3650 VICTORIA PARK AVENUE
                              WILLOWDALE, ONTARIO
                                    M2H 3P7
                 (HEREINAFTER REFERRED TO AS "LUCENT CANADA")

                                    - AND -

                         TVMAX TELECOMMUNICATIONS INC.
                    1111 WEST MOCKING BIRD LANE, SUITE 1000
                         DALLAS, TEXAS 75247, U.S.A.
                     ( HEREINAFTER REFERRED TO AS "TVMAX")

                                    - AND -

                           LUCENT TECHNOLOGIES INC.
                             600 MOUNTAIN AVENUE
                    MURRAY HILL, NEW JERSEY 07974, U.S.A.
                  (HEREINAFTER REFERRED TO AS "LUCENT U.S.")

WHEREAS Videotron and Lucent Canada entered into an Agreement on December 11, 1996 for the supply of Products, Licensed Materials and Services (the "Agreement"); and

WHEREAS the parties wish to amend the Agreement to (i) alter certain of the terms and conditions upon which Lucent Canada will supply Products, Licensed Materials and Services under the Agreement and (ii) provide for the supply by Lucent U.S. to TVMAX of Products, Licensed Materials and Services on certain terms and conditions under the Agreement.

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00)now paid by each of the parties hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:



                                   ARTICLE 1
                                   ---------
                              GENERAL PROVISIONS
                              ------------------

1.1 Notwithstanding anything contained in the Agreement to the contrary, the parties acknowledge and agree that, except for transactions between Lucent U.S. and TVMAX and its wholly-owned United States Affiliates for the supply and deployment of Products, Licensed Materials and Services in the United States (which transactions shall be governed by the Agreement as modified by Article III of this Amendment), Seller shall have no obligation to supply Products, Licensed Materials, or Services under the Agreement to any party or entity other than Videotron and its wholly-owned Canadian Affiliates and only to the extent that Videotron and its wholly-owned Canadian Affiliates deploy and use such Products, Licensed Materials and Services in Canada.

1.2  The parties acknowledge and agree that:
     (i) any disputes with respect to transactions between Lucent Canada and Videotron under the Agreement as modified by Article II of this Amendment shall involve Lucent Canada and Videotron (and not Lucent U.S. and TVMAX) and that Lucent Canada and Videotron (and not Lucent U.S. and TVMAX) will be responsible for their respective breaches of any of the terms and conditions of such transactions; and

     (ii) any disputes with respect to transactions between Lucent U.S. and TVMAX under the Agreement as modified by Article III of this

     Amendment shall involve Lucent U.S. and TVMAX (and not Lucent Canada and Videotron) and that Lucent U.S. and TVMAX (and not Lucent Canada and Videotron) will be responsible for their respective breaches of any of the terms and conditions of any such transactions.

1.3 Except as expressly defined in this Amendment, all capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Agreement.

1.4 In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the term and conditions of this Amendment shall supersede and prevail.

1.5 Except as modified or amended by this Amendment, all terms and conditions contained in the Agreement shall remain in full force and effect as stated therein.


                                  ARTICLE II
                                  ----------
                              CANADIAN PROVISIONS
                              -------------------

     The parties agree that the provisions contained in Article II of this Amendment shall apply only to transactions conducted under the Agreement between Videotron and Lucent Canada. For all purposes of this Article II, references to the term "Seller" shall mean "Lucent Canada" and references to the term "Customer" shall mean "Videotron."

2.1  AMENDMENT OF ARTICLE 1.18 OF THE AGREEMENT
     ------------------------------------------

     The two references to "North America" contained in Article 1.18 of the Agreement are hereby deleted and replaced with "Canada."

2.2  AMENDMENT OF ARTICLE 1.25 OF THE AGREEMENT
     ------------------------------------------

     The second paragraph of Article 1.25 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "Notwithstanding anything contained in this Agreement to the contrary,

     Seller and Customer agree that Customer's wholly-owned Canadian Affiliates may purchase Products, Licensed Materials, and Services for use in Canada from Seller on the same terms and conditions as Customer hereunder; it being the understanding and agreement between the parties that, except for transactions between Lucent U.S. and TVMAX and its wholly-owned United States Affiliates involving the supply and deployment of Products, Licensed Materials and Services in the 48 contiguous states of the United States (which shall be governed by this Agreement as modified by Article III of Amendment Number 001 to this Agreement), Seller shall have no obligation to supply Products, Licensed Materials, or Services under this Agreement to any party or entity other than Videotron and its wholly-owned Canadian Affiliates and only to the extent that Videotron and its wholly-owned Canadian Affiliates deploy and use such Products, Licensed Materials and Services in Canada. In such event, Customer's wholly-owned Canadian Affiliates shall also be a "Customer" hereunder."


2.3  AMENDMENT OF ARTICLE 2.04 OF THE AGREEMENT
     ------------------------------------------

     The second paragraph of Article 2.04 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "Risk of loss in the Licensed Materials or any part thereof and any copies of Documentation or any part thereof passes to Customer upon delivery to the Location as indicated on Customer's order."

                                  ARTICLE III
                                  -----------
                           UNITED STATES PROVISIONS
                           ------------------------

     The parties agree that the provisions contained in Article III of this Amendment shall apply only to transactions conducted under the Agreement between Lucent U.S. and TVMAX. For all purposes of this Article III, references to the term "Seller" shall mean Lucent U.S. (and not Lucent Canada) and references to the term "Customer" shall mean TVMAX (and not Videotron).

3.1  LUCENT U.S. TO SUPPLY TO TVMAX
     ------------------------------

     Notwithstanding anything contained in the Agreement to the contrary, Lucent U.S. hereby agrees to supply to TVMAX, and TVMAX hereby agrees to procure from Lucent U.S., Products, Licensed Materials, and Services for deployment and use in the 48 contiguous states of the United States on the same terms and conditions as are set out in the Agreement, except as set forth in this Article
III. The execution and delivery of this Amendment by TVMAX shall not, in and of itself, obligate TVMAX to purchase any Products, Licensed materials and Services from Lucent US.

     NOTWITHSTANDING ANYTHING CONTAINED IN THIS AMENDMENT TO THE CONTRARY, LUCENT U.S. AND TVMAX AGREE THAT TVMAX'S WHOLLY-OWNED UNITED STATES AFFILIATES MAY PURCHASE PRODUCTS, LICENSED MATERIALS, AND SERVICES FOR USE IN THE 48 CONTIGUOUS STATES OF THE UNITED STATES FROM LUCENT U.S. ON THE SAME TERMS AND CONDITIONS AS TVMAX UNDER THIS ARTICLE III; IT BEING THE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES THAT, EXCEPT FOR TRANSACTIONS BETWEEN LUCENT CANADA AND VIDEOTRON AND ITS WHOLLY-OWNED CANADIAN AFFILIATES, LUCENT U.S. SHALL HAVE NO OBLIGATION TO SUPPLY PRODUCTS, LICENSED MATERIALS OR SERVICES UNDER THIS AGREEMENT TO ANY PARTY OR ENTITY OTHER THAN TVMAX AND ITS WHOLLY-OWNED UNITED STATES AFFILIATES AND ONLY TO THE EXTENT THAT TVMAX AND ITS WHOLLY-OWNED UNITED STATES AFFILIATES DEPLOY AND USE SUCH PRODUCTS, LICENSED MATERIALS AND SERVICES IN THE 48 CONTIGUOUS STATES OF THE UNITED STATES. IN SUCH EVENT, TVMAX'S WHOLLY-OWNED UNITED STATES AFFILIATES SHALL ALSO BE A "CUSTOMER" UNDER THIS ARTICLE III.

3.2  Article 1.10   INVOICE AND TERMS OF PAYMENT
                    ----------------------------

     Delete in its entirety and replace with the following:

                    INVOICES AND TERMS OF PAYMENT
                    -----------------------------

     Products and Licensed Materials (including transportation charges and taxes, if applicable) will be billed by Seller when shipped, or as soon thereafter as practicable. Engineering Services, to the extent such Engineering Services are performed by the Seller, will be billed upon main shipment of Products. Installation Services will be billed as performed or as soon thereafter as practical. Customer shall pay such invoiced amounts, less any disputed items, for receipt by Seller within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge at the rate of one percent (1%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Customer shall use its best efforts to notify Seller of any disputed invoice within ten (10) days from the date of the invoice. Any failure to notify Seller of any disputed invoice within such ten (10) day period shall not preclude Customer from thereafter disputing such invoice, provided that Customer notifies Seller of such disputed invoice within thirty (30) days of the invoice. If the Seller does not accept the Customer's claim, then the item will be due for payment based upon the original invoice date. Seller may apply any credit which remains outstanding in favor of Customer to the oldest undisputed invoice which remains in Customer's portfolio. Customer agrees to pay Seller's attorneys' fees and other costs incurred by Seller in the collection of any amounts invoiced hereunder.


Early Payment Discount:

Provided that Customer makes payment by Electronic Funds Transfer (EFT) as set forth below, Customer may pay all invoiced amounts, less an additional two percent (2%) discount, if full payment is received by the Seller within ten (10) days of the invoice date. Such additional discount shall be applied against the net invoiced amount (i.e., after all applicable discounts and credits have been applied).

Electronic Funds Transfer (EFT) Payments:

All EFT payments by Customer shall be made to the following account of Seller or such other account as is hereafter designated in writing by Seller:

Lucent Technologies Inc.
do Chase Manhattan Bank
New York, New York
Lucent Domestic CARMS Acct# 9101449099
ABA Routing Number 021000021

Customer shall, concurrently with the EFT payment, either mechanically transmit a remittance file to Seller's banking institution identified above or fax to the Seller the related EFT payment remittance advice such that Seller may apply EFT payments to the proper invoices paid. Remittance advice's shall be faxed to the following addresses of Seller or such other address as is hereafter designated in writing by Seller:

     Lucent Technologies Inc.
     Financial Operations Center
     900 North Point Parkway
     Alpharetta, Ga. 30202
     Attn:  Cash Applications Manager
     Fax:  (770) 750-4288

with fax copy to:

Lucent Technologies Inc.
2000 Northeast Expressway
Norcross, Georgia 30071
Attn: James Stevens
Network Systems Wireless Asset Management Group
Fax: (770) 798-2167

Payments By Check Non-EFT):
Non-EFT payments and related remittance advice's shall be mailed to the address identified on Seller's invoice."

3.3  ARTICLE 1.12  TAXES
                   -----

Delete in its entirety and replace with the following:

                    TAXES
                    -----

     Customer shall be liable for and shall reimburse Seller for all taxes and related charges, however designated, (excluding taxes on Seller's net income) imposed upon or based upon the provision, sale, license or use of Products, Licensed Materials or Services (if applicable). Such taxes shall be separately listed on the invoice. Seller shall not collect the otherwise applicable state sales tax if the front of Customer's order indicates that the purchase or license is exempt from Seller's collection of such tax and a valid tax exemption certificate is furnished by Customer to Seller. Seller's failure to collect taxes in accordance herewith shall not be deemed to be an authorization to resell Products or Services or sublicense Licensed Materials."


3.4  ARTICLES 1.11 AND 1.27 COMPLIANCE WITH LAWS AND APPLICABLE LAW
                            ---------------------------------------

Delete in their entirety and replace with the following:


                      COMPLIANCE WITH LAWS/APPLICABLE LAW
                      -----------------------------------

     The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York, U.S.A., without regard to its conflicts of laws provisions."

3.5  ARTICLE 1.17  DISPUTES
                   --------

Delete in its entirety and replace with the following:

                   DISPUTES
                   --------

     If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to mediate such dispute through executive management intervention. Executive Management for this shall be defined as the CLEC Vice President of Seller and the President of Customer. In the event the parties are unable to mediate the dispute within thirty (30) days from notice, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. The arbitrator may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence."

3.6  ARTICLE 1.18             EXPORT CONTROL
                              --------------

The two references to "North America" contained in Article 1.18 of the Agreement are hereby deleted and replaced with "the 48 contiguous states of the United States of America."

3.7  ARTICLE 1.20                   NOTICES
                                    -------

Delete in its entirety (with the exception of the last sentence) and replace with the following:
                                    NOTICES
                                    -------

     All notices under this Agreement shall be in writing (except where otherwise stated) and shall be addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given when received. In the case of Customer, such notices shall be addressed to the Vice President Engineering and to the Vice President Legal and General Counsel. In the case of Seller, such notices shall be addressed to:

Lucent Technologies Inc.
Global Commercial Markets
6701 Roswell Road
Building D - 3rd Floor
Atlanta, GA 30328

All purchase orders shall be forwarded by Customer to the following address of Seller or such other address as is hereafter designated by Seller in writing:

Lucent Technologies Inc.
6701 Roswell Road
Building D - 3rd Floor
Atlanta, GA 30328

Fax: 404-573-6562

3.8  ARTICLE 2.04           TITLE AND RISK OF LOSS
                            ----------------------

Second paragraph: first line - Delete the words "the Licensed Materials and/or Software or any part thereof and".


3.9  ARTICLES 3.03 AND 3.04 GENERAL WARRANTY AND PRODUCT WARRANTY
                            -------------------------------------

Delete in their entirety and replace with the following:


                               PRODUCT WARRANTY
                               ----------------

     Seller warrants to Customer only, that during the Warranty Period defined below (i) Products manufactured by Seller or purchased by Seller pursuant to its procurement specifications (exclusive of Software) ("Manufactured Products") will be free from defects in material and workmanship and will conform to Seller's Specifications for such Products; (ii) Software developed by Seller will be free from those defects which materially affect performance in accordance with Seller's Specifications; and (iii) Services will be performed in a workmanlike manner and in accordance with good usage and accepted practices in the community in which Services are provided. With respect to Products or Software or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications ("Vendor Items"), Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items.

     The term "Warranty Period" means the period of time listed below which, unless otherwise stated, commences on date of shipment or, if installed by Seller, on acceptance by Customer or thirty (30) days from the date Seller submits its notice of completion of its installation, whichever is sooner. The Warranty Period for Products ordered for use in Systems is that of the initial Systems or equipment except as may be otherwise noted. The Warranty Period for a Product or part thereof repaired or replaced under this Warranty is the period listed or the unexpired term of the new Product Warranty Period, whichever is longer.

                  SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                WARRANTY PERIOD

                                               Base        Repaired
                                               ----        --------
                                               Period      Product or
                                               ------      ----------
                                               New         Part
                                               ---         ----
                                               Product
                                               -------
Switching Systems Products                     60 Months   6 Months
Central Office Power Equipment                 60 Months   6 Months

Operations Systems Products (excluding         12 Months   3 Months
Processors)
Processors Other than in Switching Systems      3 Months   2 Months
Network Cable Systems Products                 12 Months   3 Months
All Other Products                              2 Months   2 Months
Switching System Software                      24 Months   6 Months
Operations Systems Software                     3 Months   1 Month
All Other Software                              3 Months   1 Month


If, under normal and proper use, a defect or non-conformity appears in Seller's Manufactured Products or Software during the applicable Warranty Period and Customer promptly notifies Seller in writing of such defect or nonconformance and follows Seller's instructions regarding return of defective or non conforming Product or Software, Seller, at its option, will either repair, replace or correct the same without charge at its manufacturing or repair facility or provide a refund or credit based on the original purchase price or license fee. If engineering or installation Services prove not to be performed as warranted within a six (6) month period commencing on the date of completion of the Services, Seller, at its option, either will correct the defect or non-conforming Services or render a full or pro-rated refund or credit based on the original charges for the Services. No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to the destination designated by Customer (within the 48 contiguous states of the United States of America). If Seller determines that returned Product or Software is not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property.

With respect to Seller's Manufactured Products which Seller has ascertained are not readily returnable for repair, Seller, at its option, may elect to repair or replace the Products at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement and restore the site after Seller has completed its repairs or replacement.

Seller makes no warranty with respect to defective conditions or nonconformities resulting from the following: Customer's modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance; use in a manner not in accordance with Seller's or its vendor's Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. No guarantee is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors.

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY."

3.10  ARTICLE 3.09     PRODUCT CHANGES
                       ---------------

Delete in its entirety and replace with the following:

                       PRODUCT CHANGES
                       ---------------

     Prior to shipment, Seller may at any time make changes in Products or modify the drawings and Specifications relating thereto or substitute Products of later design, provided the changes, modifications or substitutions under normal and proper use do not impact upon Form, Fit, or Function of an ordered Product as provided in Seller's Specifications. With respect to changes, modifications, and substitutions which do affect the Form, Fit, or Function of an ordered Product, Seller shall notify Customer in writing thirty (30) days prior to their effective dates. In the event any such change is not desired by Customer, Customer shall notify Seller within thirty (30) days from the date of notice and Seller shall not furnish any such changed Products to Customer on any orders in process at the time Seller is so notified."


3.11 ARTICLE 6.08   CHARGES AND PAYMENT
                    -------------------

Delete subparagraphs (i) and (ii) in their entirety and replace with the following:

     "(i) ninety percent (90%) of invoice for Products and engineering Services thirty (30) days after shipment;

     (ii) ten percent (10%) of invoice for Products and engineering Services thirty (30) days after ATP.


3.12 ARTICLE VI PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION AND OTHER
                ------------------------------------------------------------
                SERVICES
                --------

Delete in its entirety and replace with the following:

                     PROVISIONS APPLICABLE TO ENGINEERING,
                    -------------------------------------
                        INSTALLATION AND OTHER SERVICES
                        -------------------------------

GENERAL: The provisions of this Article VI shall apply to the Services ordered by Customer and furnished by Seller under this Agreement in the 48 contiguous states of the United States of America.


VI.1 SITE REQUIREMENTS

(a) Customer is solely responsible for ensuring that the installation site is compliant with any site requirements identified by Seller for the installation and/or operation of any Products, Licensed Materials, or Services furnished by Seller under this Agreement. Such site requirements shall include, without limitation, those site requirements set forth in this Section VI. 1 below. Seller agrees to cooperate with Customer to ensure compliance with all site requirements, provided that such cooperation shall not require Seller to incur any out-of-pocket costs unless the parties expressly agree otherwise in writing.

(b) Customer shall be solely responsible for ensuring that the installation site complies with all applicable laws, orders, and regulations of federal, state and local governmental entities including, without limitation, those relating to environmental conditions.

(c) Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability to Customer, its employees, agents, and customers for any delay by Seller in completion of any installation or other Service to be provided by Seller under this Agreement if such delay is attributable to the failure by Customer to comply with any site requirements or to provide any other items which are the responsibility of Customer under this Article VI.

(d) The site requirements which are solely the Customer's responsibility shall include but are not limited to the following:

(i)       Participate in a joint site survey with Seller
(ii) Interior Space - Clears ten feet (10') from floor to bottom of lowest obstruction
(iii)     Floor Loading (minimum requirements)

(iv)      Structural Analysis always required
(v)       Power Room 150 lb. per sq. ft
(vi)      Switch Room 100 lb. per sq. ft.
(vii) Floor Thickness: In accordance with local seismic requirements for the equipment
(viii)    Conduit access to all floors in building
(ix)      Local exchange carrier cable available
(x)       Commercial electrical current
(XI)      Existing building grounding is 5 ohm or less metered
(XII)     Battery room ventilation in accordance with local requirements
(XIII)    Fire suppression system
(xiv)     Freight access for a 48' trailer off loading equipment.


VI.2      ADDITIONAL ITEMS TO BE PROVIDED BY CUSTOMER

(a) Customer will also be responsible for furnishing the items described in this Section VI.2 (as required by the conditions of the particular installation or other on-site Service at no cost to Seller and such items are not included in Seller's price for the Services. Seller shall provide written notice to Customer of the items in this Section IV.2 which Customer fails to provide and shall have the right to invoice Customer for any costs or expenses incurred by Seller as a result of Customer's failure to provide any of such items. All such invoices shall be paid by Customer in accordance with this Agreement.

(i)   Access to Building and Work Site Customer shall provide employees of
      --------------------------------
Seller and its subcontractors free access to premises and facilities at all hours during the scheduled Service or at such other times as are requested by Seller and consented to by Customer (such consent not to be unreasonably withheld or unduly delayed). Customer shall obtain for Seller's employees and its subcontractors' employees any identification and clearance credentials which are necessary to enable Seller and its subcontractors to have access to the work site.

(ii)   Site Coordination  At Seller's request Customer shall coordinate with
       -----------------
Customer's subcontractors, property managers, Regional Bell Operating
Company, Local Exchange Carrier and any other parties and tenants having rights to the work site or whose participation is necessary in order for Seller to perform the applicable Services.

(iii) Environmental Conditions  Prior to the Services start date, Customer
      ------------------------
shall ensure that the premises will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and that the premises are in such condition as not to be injurious to Seller's or its subcontractors' employees or to the Products and Licensed Materials to be installed. Prior to Services start date and during the performance of the Services, Customer shall, if requested by Seller, provide Seller with sufficient data to assist Seller and its subcontractors in evaluating the environmental conditions at the work site (including without limitation, the presence of Hazardous Materials). The price quoted by Seller for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for the removal and disposal in accordance with applicable laws, rules and regulation of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services. Seller shall be responsible for the removal or disposal of such materials from the work site should such materials have been placed at the work site by Seller.

(iv)  Sensitive Equipment  Prior to the Services start date, Customer shall
      -------------------
inform Seller of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

(v)   Repairs to Buildings  Prior to the Services start date, Customer shall
      --------------------
make such alterations and repairs to the work site as are necessary for proper installation of Products and Licensed Materials.

(vi)  Building Readiness  Prior to the Services start date, Customer shall
      ------------------
provide extraordinary hauling and hoisting services such as, rigging or crane services, if applicable, and shall arrange for traffic control, if necessary for the delivery of Products.

(vii) Openings in Buildings - Customer shall furnish suitable openings in work
      ---------------------
site buildings, including, without limitation, elevators and windows as needed to allow Products to be placed in position, and shall provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller. Customer shall fireproof (with steel covers and as otherwise required by applicable laws, rules, regulations, and codes) all unopened paths throughout such buildings.

(viii) Surveys  Prior to the Services start date, Customer shall provide to
       -------
Seller (and, if requested by Seller, to Seller's subcontractors) site surveys (describing the physical characteristics, legal limitations, and utility locations for the work site) and a legal description of the site.

(ix)   Electrical Current, Heat, Light, and Water  Customer shall, in amounts no
       ------------------------------------------
less than that ordinarily furnished for similar purposes in a working office, provide electric power and run all leads to Seller's power board; provide temperature control and general illumination (regular and emergency) in rooms in which Services are to be performed or Products stored, provide exit lights; and provide water and other necessary utilities for the proper execution of Services.

(x)    Building Evacuation  Prior to the Services start date, Customer shall
       -------------------
provide building evacuation plans in case of a fire or other emergency.

(xi)   Material Furnished by Customer   Unless expressly stated to the contrary,
       ------------------------------
Seller's prices do not include costs for any Customer furnished material nor do they include any Seller charges for engineering, installation, modification, or repair Services to Customer furnished material. New or used material furnished by Customer shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary technical assistance and information for Seller to properly install such material.

(xii)  Floor Space and Storage Facilities Customer shall provide, for the
       ----------------------------------
duration of Services, suitable and easily accessible floor space and storage facilities to permit storing of Products and other material, tools and other property of Seller and its subcontractors in close proximity to where they will be used. Where the Services are to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, permit or secure any necessary permission for Seller and its subcontractors to maintain at the work site, storage facilities for Products, material, tools, and equipment needed to complete the Services. As appropriate

Customer shall provide Seller's and its subcontractors' personnel access to toilet facilities.

(xiii) Easements, Permits, and Rights of Way Customer shall secure prior to the
       ------------------------------------
Services start date and shall maintain for the duration of the Services all rights-of-way, easements, licenses, and permits and such other rights and approvals as are necessary to enable Seller to perform the Services including, without limitation, all construction and building permits for work to be performed at the work site and other areas ancillary to the work site such as sidewalks, streets, alleys, and highways.

(xiv)  Security Service Customer shall provide such levels of security as are
       ----------------
necessary to prevent admission of unauthorized persons to building and other areas where installation Services are performed and to prevent unauthorized removal of the Products and other materials. Seller will inform Customer as to which storage facilities at the work site Seller will keep locked. Such storage facilities will remain closed to Customer's building surveillance.

(xv)   Access to Existing Equipment Customer shall permit Seller reasonable use
       ---------------------------
of and access to any existing equipment which Seller deems necessary for the proper completion of tests performed in connection with the Services and as required to coordinate the Products and/or Licensed Materials with such existing equipment. Such use shall not interfere with the Customer's normal maintenance of such existing equipment.

(xvi)  Grounds Customer shall provide access to suitable and isolated building
       -------
ground as required for Seller's standard grounding of equipment. Where installation is performed outside or in a building under construction, Customer shall also furnish lightning protection ground.

(xvii) Requirements for Customer Designed Circuits  Customer shall furnish
       -------------------------------------------
information covering the proper test and readjust requirements for apparatus and shall furnish requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings such as alarm and/or environmental circuits.

(xviii) Cross-Connecting Main Distributing Frames and Installing Heat Coils
        -------------------------------------------------------------------
Customer shall install such cross-connections and heat coils as are necessary in connection with the Services.

(xix)   Clearing Equipment for Modifications  Customer shall remove cross-
        ------------------------------------
connections, transfer service on trunks and sundry working equipment, and make other arrangements required to permit Seller to modify existing equipment.

(b)     In the event the joint site survey conducted by the parties pursuant to
Section VI.3.2(a) that it is mutually determined based upon that the necessary requirements are not met at the commencement of the installation of the Products and the Customer needs to arrange for alterations and/or repairs, the order will be placed on hold until such time as requirements are met. During such interval, Seller reserves the right to determine any schedule and price impacts, to treat such product as Bill and Hold, or to cancel such order. Customer shall be responsible for and agrees to pay the applicable cancellation fee if such order is canceled by Seller.


VI.3   ITEMS TO BE FURNISHED BY SELLER

V1.3.1 ENGINEERING

(a)  General Review:  Seller will review the following items as Seller deems
     --------------
appropriate; switching equipment (Products and Software); transmission equipment (Products and Software); power/energy equipment hardware; engineering drawings; site survey; grounding of the switch; appliance outlets; front and rear aisle lighting as required; timing cables; distributing frame engineering and equipment; cable rack and hardware; stanchions; end guards auxiliary framing; existing cable holes; fiber cable protection systems.

(b)  Needs Analysis:  Seller will perform a needs analysis of the Telephone
     --------------
Equipment Order (TEO) and Customer's specified requirements to determine the equipment solution that meets those requirements.

(c)  Records:  Seller will update records to reflect changes throughout the
     -------
project. Such records include but are not limited to wiring lists, front equipment drawings, assignment drawings, and interface schematics.


VI.3.2  INSTALLATION

(a)   Site Survey Prior to the commencement of installation Services, Seller
      -----------
and Customer will perform a joint site survey to determine whether the installation site meets the site requirements referenced in Section VI.3.1 and whether Customer has provided the items in Section VI.3.2 Should Seller reasonably determine that the site does not comply with such site requirements or that Customer has not provided any item required under Section VI.3.2, Seller shall specify such deficiencies to Customer in writing. Seller and Customer, acting reasonably, shall jointly agree on a course of action to correct such deficiencies prior to the start of installation Services. During the joint site survey, Seller and Customer shall also jointly agree upon the layouts and arrangements for the Products and Licensed Materials to be installed. Upon the start of installation all changes shall be subject to additional charges.

(b)   Method of Procedure - Seller shall prepare a detailed Method of Procedure
      -------------------
("MOP") and review with Customer before starting work. Customer shall review the MOP prepared by Seller and shall give Seller written acceptance of the MOP by signing a copy thereof prior to the Services start date. Any changes to the MOP requested by Customer shall be agreed upon subject to the change order process. The MOP shall contain the following details:

(i) A concise statement that covers the installation Services to be performed including the equipment that will be affected and the hours that such Services is to be performed;
(ii)  Specific responsibilities of Seller and Customer;
(iii) Service protection procedures that include, general service protection rules and special service precautions for the specific project;
(iv) A time and release schedule of the work operations involving working equipment and/or circuits in service and;
(v) A method of identifying equipment and cabling to ensure that the circuits are "cleared" before start of work;

(vi)   A detailed account of the work operations that the installer will follow
(vii) The methodology to be used to halt installation Services if trouble occurs and a general procedure to correct/resume work operations;
(viii) Provide environmental safety concerns, if applicable;
(ix)   Obtain Customer signature.


(c)    Warehousing, Delivery, Receipt & On-site Storage of Equipment, and
       ------------------------------------------------------------------
General Cleaning
----------------

Seller will stage the delivery of Products. Seller's personnel will be on-site, accompanied by Customer's personnel, as appropriate, at the time the Products are delivered. Such personnel will accept the Products, unpack for inventory purposes and inspect such Products for damage. Seller will resolve all shipping errors inventory discrepancies and damage issues. This function shall be performed in an area previously designated for the storage and unpacking of equipment and Product(s). Such area will be selected based on a location that minimizes movement of material and personnel through the work site. In the event storage is limited or inadequate, as determined by Seller, temporary storage facilities such as trailers or containers may be required. Any fees associated with the procurement of temporary storage facilities are not included in Seller's prices and shall be solely the responsibility of the Customer. Materials such as plywood or masonite will be utilized as necessary, to prevent cable reels, iron work and other heavy objects from damaging floors, walls and doors. Seller shall perform general cleaning of the equipment and storage areas ( e.g. clearing floors of debris, packing material, etc.) on a regular basis throughout the installation period. Rubbish shall be disposed of at Seller's expense and in compliance with local requirements.

(d)     Hardware Assembly Hardware assemblies and overhead cable rack, iron work
        -----------------
and conduit (collectively "Components") will be delivered for specific bays and cabinets as identified in the firm price quote provided. Additions of these components to provide access to other locations (i.e. power rooms, computer rooms, distributing frames not located with equipment, or equipment located on separate floors) will be specifically excluded from the installation Services. Such additions will only be included in the installation Services for an additional charge.

Seller will place and secure all ordered equipment in the location specified in the engineering specifications. Such activity includes but is not limited to:

(i)     Mark and drill floors
(ii)    Assemble and place floor mounted equipment
(iii)   Assemble distribution frames
(iv)    Erect frames
(v)     Align and junction frames
(vi)    Install end guards and covers
(vii)   Assemble and install fiber protection ductwork
(viii)  Mount units and apparatus
(ix)    Place batteries

Seller will also erect supporting hardware compatible with purchased equipment. Such activity includes but is not limited to:

(i) Fabricate and install cable racks, bars, rod or stations as identified in order
(ii)    Erect ladder rack and ladders
(iii) Open and close existing cable holes and slots. Any new cable to facilitate equipment design is the responsibility of the Customer
(iv)    Fabricate and install framing aisle lighting conduit and fittings

In addition, Seller will place and designate connecting appliances (MDF terminal blocks, DSX panels, etc.) provided with order, such as but not limited to:

(i)     Stamping and/or affixing aisle, shelf and unit designations
(ii)    Mounting and stenciling terminal strips

Seller will also extend lighting, A/C circuits and grounding to include added equipment if equipment is ordered in job specification. Such activities include but are not limited to:

(i)     Assembling and installing lighting fixtures
(ii)    Installing switches and receptacles

(e)  Cable and Wire      For cable and wire to be installed by Seller, Seller
     --------------
will run, tag, and secure metallic and fiber optic cables in an unobstructed environment a maximum of one hundred (100) feet and power cables a maximum of fifty (50) feet for the equipment and apparatus (this specifically excludes primary power cables, except on power equipment orders) indentified in the Product order. Seller will wire, attach, terminate and affix all cable and wire including fiber optic cables supplied with purchased equipment. This may include but is not limited to mechanical wire wrapping, soldering, crimping, plugging in of pre-terminated cables or polishing of fiber optics for purchased Product. This may include, but is not limited to, mechanical wire wrapping, soldering, crimping, plugging of pre-terminated cables or polishing of fiber optics for purchased Products. Seller will run alarm cabling, terminate and test for the identified equipment including Customer provided environmental scan points of fire detection and door entry which are less than fifty (50) feet away and pre-terminated. Seller will verify all copper wiring placed by the Seller for continuity to detect and analyze opens, shorts, reversals, and incorrect wiring. Where pairs, quads or groupings are indicated, the grouping will be verified. Seller will "dress" all cabling and wiring and provide physical protection. Seller will properly protect cables at all "break-off" locations, such as the vertical turns from the overhead cable rack to bay frame work.

(f)  Testing   Specific test procedures are dependent upon the type of Product
     -------
installed and are identified in the installation guide for the particular product. To ensure that technical design and performance criteria is being met testing shall be performed by Seller to obtain and evaluation of the functional, operational, electrical and mechanical integrity of all Products installed by Seller. In general the following tests are required for all Product types furnished and installed by Seller:

Seller's activities associated with testing will include, but not be limited to the following:

(i)    Turn on and verify power to installed equipment
(ii) Load product software and default parameters required to conduct local unit loop-back testing to demarcation points
(iii) Run and connect test specific cross-connects. Remove upon completion of test(s)

(iv) Perform all unit and system-level tests to ensure equipment passes system and technician evoked diagnostics
(v) Test functionality of circuit packs required by job, at time of original installation, within the installed unit. Testing of spares is specifically excluded and will be included only for an additional charge
(vi)      Test functionality and integrity of Seller installed local alarms
(vii) Resolve troubles encountered with equipment purchased on order. Refer to Customer any trouble found in Customer provided equipment
(viii)    Maintain test logs and trouble reports and turn over to Customer
(viiii)   Perform Power Outage Test

Qualified Customer personnel may be present during Seller's activities associated with testing.

(g) Seller will perform the following Turnover procedures for all installation Services provided by Seller:

(i)       Inform Customer of completion of installation cycle
(ii) Provide Customer with all drawings, invoices, logs and test results per the contract.
(iii) Remove from Customer premises all tools and scrap generated from installation effort.
(iv)      Issue job completion notice to Customer in accordance with Section
          VI.3.4.

VI.3.4 NOTICE OF ACCEPTANCE

          All installation Services shall be considered complete and ready for acceptance by Customer on Turnover. Upon completion of the installation, Seller will submit to Customer a notice of completion or, if Customer has elected advance-turnover of subsystems, a notice of completion of advance-turnover.

          Customer shall promptly make its final inspection of substantial conformance with the Specifications and take all reasonable actions necessary to expedite acceptance of the job. Seller will promptly correct any defects for which it is responsible. All work will be considered as fully accepted unless

Seller receives notification to the contrary within thirty (30) days after submitting its notice of completion. Notwithstanding the foregoing, Customer shall be deemed to have accepted any Products and Licensed Materials upon the placement of the same into service.

VI.3.5 WORK OR SERVICES PERFORMANCE BY OTHERS

     Work or Services performed at the site by Customer or its other vendors or contractors shall not unreasonably interfere with Seller's performance of Services. Seller shall have no responsibility or liability with respect to such work or Services performed by others. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work unreasonably interferes with Seller's performance, the scheduled completion date of Seller's Services under this Agreement shall be extended as necessary to compensate for such delay or interference.

3.13 SCHEDULE S-12 - PRICING STRUCTURE
     -------------------------------
     ARTICLE 12.02 - 5ESS(R) - 2000 SWITCH GENERAL PRICING NOTES
     -----------------------------------------------------------

(a) Delete the last line of the first paragraph of Article 12.02(g) of Schedule S12 in its entirety and replace with the following:

     "agreed $92.00 U.S. per line charge;"

(b) Delete the last line of the second paragraph of Article 12.02(g) of Schedule S12 in its entirety and replace with the following:

     "$92.00 U.S. per line charge".

(c)  Add the following subparagraphs at the end of Article 12.02 of Schedule
S12:

     "(m) All Software, which (i) is ordered at the same time as a Switch is ordered and (ii) is to be used solely on that Switch, will receive an eighty-six percent (86%) discount off the global list price.

     (n)  No line commitment will be applied for the TVMAX switches.

      (o) NRC monitoring for the Dallas and Houston switches will be provided at no charge to Customer for a one year period which period starts at the time of ATP completion.

      (p) New switch orders will have a minimum configuration of 2000 lines and 500 trunks."

3.14  Side Agreement

      Lucent U.S. and TVMAX expressly acknowledge, for the purposes of greater certainty, that the one page agreement which Lucent Canada and Videotron entered into on December 11, 1996 with respect to "comparable prices" does not apply to transactions between Lucent U.S. and TVMAX.

3.15  ADDITIONAL DEFINITIONS
      ----------------------

      The following terms, as used in this Article 3, have the meanings set forth below:

(i) "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections);

(ii)  "Form" means physical shape;

(iii) "Function" means product features;

(iv) "Hazardous Materials" means material designated as a "hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act, a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), or a "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200);

(v) "Specifications" means Seller's or its vendor's technical specifications for particular Products or Software furnished hereunder; and

(vi) "Turnover" means, with respect to Products and Software to be installed by Seller, the point at which Seller has completed the installation and notifies Customer that the installation is complete and that Seller has confirmed that the installed Product and/or Software comply with Seller's Specifications.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 001 as of the date first written above.


VIDEOTRON TELECOM LTEE                  LUCENT TECHNOLOGIES
                                        CANADA INC.

By: Eugene Marquis                      By: James Schram

Signature /s/ Eugene Marquis            Signature: /s/ James Schram
         --------------------                     -------------------

Title: Executive Vice President         Title: President & CEO


TVMAX                                   LUCENT TECHNOLOGIES
TELECOMMUNICATIONS INC.                 INC.


By: Louis Brunel                        By: Bill Plunkett

Signature /s/ Louis Brunel              Signature /s/ Bill Plunkett
         --------------------                    ---------------------

Title President and CEO                 Title: Vice President/CLEC